Exhibit 10.35

Form of Performance Stock Award Agreement

under the

Select Comfort Corporation 2004 Stock Incentive Plan

PERFORMANCE STOCK AWARD AGREEMENT

THIS AGREEMENT is entered into and effective as of this          day of                               , 20     (the “Date of Grant”), by and between Select Comfort Corporation (the “Company”) and                                (the “Grantee”).

A.                                   The Company has adopted the Select Comfort Corporation 2004 Stock Incentive Plan (the “Plan”) authorizing the grant of Performance Stock Awards to employees and non-employee directors, consultants and independent contractors of the Company and its Subsidiaries (as defined in the Plan).

B.                                     The Company desires to give the Grantee a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Grantee a Performance Stock Award pursuant to the Plan.

Accordingly, the parties agree as follows:

1.                                       Grant of Award.

The Company hereby grants to the Grantee a Performance Stock Award (the “Award”) consisting of                                       (                              ) shares (the “Award Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment based on performance of the Company as described below and subject to the terms, conditions and restrictions set forth below and in the Plan.

The number of Award Shares granted hereunder is subject to adjustment based on the Company’s net operating profit performance in fiscal year 2005 (the “Performance Period”).  Based on the Company’s actual net operating profit during the Performance Period as a percentage of planned net operating profit during the Performance Period, the number of Award Shares will be multiplied by the factor set forth in the table below to determine the “Adjusted Award Shares.”

Actual 2005 Net Operating Profit as a Percentage of Planned 2005 Net Operating Profit	Factor to Multiply Award Shares by to Arrive at Adjusted Award Shares

Greater than 115% of Plan	1.50X
Greater than 110% up to 115% of Plan	1.25X
Greater than 90% up to 110% of Plan	1.00X
Greater than 85% up to 90% of Plan	0.75X
Greater than 75% up to 85% of Plan	0.50X
Up to 75% of Plan	0.20X

For example, if the Award Shares consist of 1,000 shares of Common Stock, and the Company’s actual net operating profit in 2005 is equal to 112% of planned 2005 net operating profit, then the Adjusted Award Shares would consist of 1,250 shares of Common Stock (1,000 X 1.25 = 1,250).

Reference to the Adjusted Award Shares in this Agreement will be deemed to include the Dividend Proceeds (as defined in Section 3.3 of this Agreement) with respect to such Adjusted Award Shares that are retained and held by the Company as provided in Section 3.3 of this Agreement.

2.                                       Grant Restriction.

2.1                                 Restriction and Forfeiture.  The Grantee’s right to retain the Award Shares or the Adjusted Award Shares will be subject to the Grantee remaining in the continuous employ or service of the Company or any Subsidiary for a period of four (4) years (the “Restriction Period”) following the Date of Grant; provided, however, that such employment/service period restrictions (the “Restrictions”) will lapse and terminate prior to end of the Restriction Period as set forth in Sections 2.2 and 2.3 below.

2.2                                 Termination of Employment or Other Service.

(a)                                  Termination Due to Death or Disability.  In the event that the Grantee’s employment or other service with the Company and all Subsidiaries is terminated by reason of the Grantee’s death or Disability (as defined in the Plan) during the Performance Period, the Restrictions applicable to the Award Shares will immediately lapse and terminate and the Award Shares will not be subject to further adjustment.  In the event that the Grantee’s employment or other service with the Company and all Subsidiaries is terminated by reason of the Grantee’s death or Disability (as defined in the Plan) after the Performance Period, the Restrictions applicable to the Adjusted Award Shares will immediately lapse and terminate.

(b)                                 Termination Due to Retirement.  In the event that the Grantee’s employment or other service with the Company and all Subsidiaries is terminated by reason of the Grantee’s Retirement (as defined in the Plan) during the Performance Period, the Restrictions applicable to the Award Shares will immediately lapse and terminate with respect to a pro rata portion of the Award Shares on the basis of the portion of the Restriction Period that has passed as of the date of the Retirement and the Award Shares will not be subject to further adjustment.  In the event that the Grantee’s employment or other service with the Company and all Subsidiaries is terminated by reason of the Grantee’s Retirement (as defined in the Plan) after the Performance Period, the Restrictions applicable to the Adjusted Award Shares will immediately lapse and terminate with respect to a pro rata portion of the Adjusted Award Shares on the basis of the portion of the Restriction Period that has passed as of the date of the Retirement.

(c)                                  Termination for Reasons other than Death, Disability or Retirement.  In the event the Grantee’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Grantee is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Grantee continues in the employ or service of the Company or another Subsidiary), all rights of the Grantee under the Plan and this Agreement will terminate immediately without notice of any kind, and this Award will be terminated and all Award Shares or Adjusted Award Shares with respect to which the Restrictions have not lapsed will be forfeited.

2.3                                 Change in Control.  If a Change in Control (as defined in the Plan) of the Company occurs during the Performance Period, the Restrictions applicable to the Award Shares will immediately lapse and terminate.  If a Change in Control (as defined in the Plan) of the Company occurs after the Performance Period, the Restrictions applicable to the Adjusted Award Shares will immediately lapse and terminate.

3.                                       Issuance of Award Shares.

3.1                                 Privileges of a Shareholder; Transferability.  As soon as practicable after the execution and delivery of this Agreement and the satisfaction of any conditions to the effective issuance of the Award Shares, the Grantee will be recorded on the books of the Company as the owner of the Award Shares, and the Company will issue one or more duly issued and executed stock certificates evidencing the Award Shares.  As soon as practicable after the determination of the results of the Performance Period, if any adjustment of the Award Shares is required, the certificate representing the Award Shares will be cancelled and the Grantee will be recorded on the books of the Company as the owner of the Adjusted Award Shares, and the Company will issue one or more duly issued and executed stock certificates evidencing the Adjusted Award Shares.  Except as otherwise expressly provided in this Agreement, the Grantee will have all voting, dividend, liquidation and other rights with respect to the Award Shares or the Adjusted Award Shares in accordance with their terms upon becoming the holder of record of the Award Shares or the Adjusted Award Shares; provided, however, that prior to the lapse or other termination of the Restrictions applicable to the Award Shares or the Adjusted Award Shares, such Award Shares or Adjusted Award Shares will not be assignable or transferable by the Grantee, either voluntarily or involuntarily, and may not be subjected to any lien, directly or indirectly, by operation of law or otherwise.  Any attempt to transfer, assign or encumber the Award Shares or the Adjusted Award Shares other than in accordance with this Agreement and the Plan will be null and void and will void the Award, and all Award Shares or Adjusted Award Shares for which the Restrictions have not lapsed will be forfeited and immediately returned to the Company.

3.2                                 Enforcement of Restrictions.  To enforce the Restrictions imposed by this Agreement and the Plan, the Company may place a legend on the stock certificates referring to the Restrictions and may require the Grantee, until the Restrictions have lapsed with respect to Award Shares or the Adjusted Award Shares, to keep the stock certificates evidencing such Award Shares or Adjusted Award Shares, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership of such Award Shares or Adjusted Award Shares, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

3.3                                 Dividends and Other Distributions.  Unless the Compensation Committee of the Board of Directors (the “Committee”) determines otherwise in its sole discretion (including, without limitation, at any time after the grant of the Performance Stock Award), any dividends or distributions (including, without limitation, any cash dividends, stock dividends or dividends in kind, the proceeds of any stock split or the proceeds resulting from any changes or exchanges described in Section 6 of this Agreement, all of which are referred to herein collectively as the “Dividend Proceeds”) that are paid or payable with respect to shares of Common Stock subject to the unvested portion of a Performance Stock Award will be subject to the same rights and restrictions under this Agreement as the shares to which such dividends or distributions relate.  The Committee may, in its sole discretion, distribute such Dividend Proceeds to the Grantee or it may retain and hold such Dividend Proceeds subject to the Restrictions and the other terms and conditions of this Agreement.  In the event the Committee determines not to pay such Dividend Proceeds currently, the Committee will determine in its sole discretion whether any interest will be paid on such Dividend Proceeds.  In addition, the Committee in its sole discretion may require such Dividend Proceeds to be reinvested (and in such case the Committee may require the Participant’s consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such Dividend Proceeds relate.  In addition, the Committee may, in its sole discretion, cause such Dividend Proceeds to be paid to the Company pursuant to Section 5 of this Agreement in order to satisfy any federal, state or local withholding or other employment-related tax requirements attributable to such dividends or distributions or to the Grantee’s receipt of the Award or the lapse or termination of the Restrictions applicable to Award Shares or Adjusted Award Shares.

4.                                       Rights of Grantee.

4.1                                 Employment or Service.  Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of the Grantee at any time, nor confer upon the Grantee any right to continue in the employ or service of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

4.2                                 Rights as a Shareholder.  The Grantee will have no rights as a shareholder until the Grantee becomes the holder of record of such Award Shares or Adjusted Award Shares, and no adjustment will be made for dividends or distributions with respect to the Award Shares or Adjusted Award Shares as to which there is a record date preceding the date the Grantee becomes the holder of record of the Award Shares or Adjusted Award Shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.                                       Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Grantee (or from other amounts that may be due and owing to the Grantee from the Company), or cause to be paid to the Company out of Dividend Proceeds, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the receipt of the Award, the receipt of dividends or distributions on Award Shares or Adjusted Award Shares, or the lapse or termination of the Restrictions applicable to Award Shares or Adjusted Award Shares, or (b) require the Grantee promptly to remit the amount of such withholding to the Company.  In the event that the Company is unable to withhold such amounts, for whatever reason, the Grantee agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.

6.                                       Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or divestiture

(including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to this Award.

7.                                       Subject to Plan.

The Award and the Award Shares or Adjusted Award Shares granted pursuant to this Agreement have been granted under, and are subject to the terms of, the Plan.  Terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Grantee, by execution hereof, acknowledges having received a copy of the Plan.  The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan.  In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

8.                                       Miscellaneous.

8.1                                 Binding Effect.  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

8.2                                 Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions.  Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

8.3                                 Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and vesting of this Award and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and vesting of this Award and the administration of the Plan.

8.4                                 Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

The parties hereto have executed this Agreement effective the day and year first above written.

SELECT COMFORT CORPORATION

By

Its

By execution of this Agreement,	GRANTEE
the Grantee acknowledges having
received a copy of the Plan.
(Signature)

(Name and Address)